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                                                                 Exhibit 10.1.21

                        ADVANCED TELECOMMUNICATIONS, INC.
                             1433 Utica Avenue South
                         South Plaza Building, Suite 70
                         St. Louis Park, Minnesota 55416

                                  July 1, 1996

Mr. Clifford D. Williams
5044 Juanita Avenue South
Edina, MN 55424

Dear Cliff:

            This letter will confirm your employment commencing as of the date of this letter by Advanced Telecommunications Inc., a Minnesota corporation (the "Company"). This letter is being executed in connection with that certain Stock Purchase Agreement (the "Purchase Agreement") dated as of even date herewith by and between the Company and the holders of all of the issued and outstanding stock of Cady Communications, Inc., a Minnesota corporation ("CCI"), under which agreement and others the Company has agreed to purchase all of the issued and outstanding capital stock of CCI.

            1. Employment. You are hereby employed by the Company as its Chief Executive Officer. In that capacity, it is expected that you will perform on a full-time basis such duties as may from time to time be assigned to you by the Board of Directors of the Company ("the Board") not inconsistent with your training and experience.

            2. Consideration.

            2.1. Salary. Initially, you will receive an annual base salary of $130,000 payable in equal installments no less frequently than monthly. The Board or its Compensation Committee will review your base salary on an annual basis taking into account market conditions in the Minneapolis, Minnesota area in that review, provided that any increase in your base salary will be as determined by the Board or its Compensation Committee in its reasonable discretion, but will be fair and comparable to the market taking into account base salary, bonuses, stock options, other compensation and benefits.

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            2.2. Withholding Taxes. The amounts payable to you under this
Paragraph 2 are before any deductions from such amounts for any taxes required to be withheld by any federal, state or local government. The Company will have the right to rely on a written opinion of legal counsel, which may be independent legal counsel or legal counsel regularly employed by the Company, if any question should arise as to any such deductions.

            2.3. Incentive Stock Options. In addition to your base salary, your compensation includes the incentive stock options described in that certain Stock Option Agreement of even date herewith between the Company and you.

            2.4. Incentive Pay. For each of the Company's fiscal years during the term of your employment by the Company, the Board or its Compensation Committee will establish performance goals which, if achieved, will entitle you to bonuses, in the amounts as determined by the Board or its Compensation Committee aggregating up to 120% of your base salary for that fiscal year as determined by the Company. The bonus payable each year will be determined on the basis outlined on attached Schedule A. For each fiscal year during your employment, the Board or its Compensation Committee will make such determinations and notify you of them within ninety (90) days after the commencement of such fiscal year. The bonuses payable for any fiscal year will be paid to you within 120 days of the end of the fiscal year to which such bonuses are attributable. The bonus payable for the fiscal year during which your employment terminates will be pro rated to the date of termination, but payable as provided in the previous sentence.

            3. Benefits. You will be entitled to participate in such vacation, health insurance, disability insurance, retirement, and such other fringe benefit plans, if any, as provided by the Company to its executive officers from time to time. Such benefits will at least be comparable to those currently provided by CCI.

            4. Employment Status. Nothing herein shall be construed to result in any commitment with regard to your continued employment, which the Company and you agree is at-will.

            5. Non-Competition. By your execution of this letter, you agree to abide by the restriction set forth in this Paragraph 5 and acknowledge that you have received good and valuable for agreeing to those restrictions.

            5.1. Definitions. For purposes of this Paragraph 5, the following definitions apply:


                                       2.
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            (a) "Customer" means (i) during the term of your employment with the
Company, CCI or any other Related Entity, any Person which, at any time during the term of your employment by the Company, CCI or any other Related Entity (including, without limitation, your employment by the Company prior to the date of this letter), purchased products or services from, or was solicited to purchase products or services from, the Company, CCI or any other Related
Entity, and (ii) during the Restricted Period, any Person which, at any time during the 2 year period immediately prior to the date of termination of your employment with the Company, CCI and the Related Entities (including, without limitation, your employment by the Company prior to the date of this letter), purchased products or services from, or was solicited to purchase products or services from, the Company, CCI or any other Related Entity.

            (b) "Confidential Information" means information learned or acquired by you during your employment by the Company, CCI or any other Related Entity (whether before or after the date of this letter), including without limitation,
(i) all technical information relating to the Company, CCI or any other Related Entity; (ii) any information concerning any product or service under development by, or being tested by, the Company, CCI or any other Related Entity but not yet offered for sale; (iii) any information concerning the pricing policies of the Company, CCI or any other Related Entity, the prices charged by the Company, CCI or any other Related Entity to any Customer, the volume of orders of any Customer, any bids or negotiations being submitted by or being conducted by the Company, CCI or any other Related Entity and all other information concerning the transactions of the Company, CCI or any other Related Entity with any Customer or proposed Customer; (iv) any information concerning the marketing programs or strategies of the Company, CCI or any other Related Entity; (v) any financial information concerning the salaries or wages paid to, the work records of or any other personnel information relating to any employee of the Company, CCI or any other Related Entity; and (vi) any other information determined by the Company, CCI or any other Related Entity to be confidential and proprietary and which is identified as confidential and proprietary prior to or at the time of its disclosure to you. The foregoing to the contrary notwithstanding, no information will be considered to be "Confidential Information" which is (x) disclosed or published after the date of this Agreement through no fault of yours, or (y) becomes


                                       3.
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general public information without disclosure by you after the date of this
Agreement.

            (c) "Person" means an individual, partnership, joint venture, corporation, business trust, joint stock company, trust, unincorporated organization, governmental authority or other entity of whatever nature.

            (d) "Related Entity" means CCI and any other subsidiary of the Company.

            (e) "Restricted Period" means the 2-year period immediately following the date you cease to be an employee of the Company, CCI and all Related Entities.

            (f) "Restricted Territory" means the State of Minnesota and the area within 100 miles of any sales office or other facility operated by the Company, CCI or any Related Entity anywhere outside of the State of Minnesota at any time during the term of your employment by the Company, CCI and/or any the Related Entities.

            (g) "Subject Businesses" means (i) during the term of your employment with the Company, CCI or any other Related Entity, any businesses which compete with the businesses conducted by the Company, CCI or any other Related Entity, and (ii) during the Restricted Period, any businesses which compete with any of those businesses conducted by the Company, CCI or any other Related Entity at any time during the two (2) year period immediately prior to the date of termination of your employment with the Company, CCI and the Related Entities.

            (h) "Subject Products" means (i) during the term of your employment with the Company, CCI or any other Related Entity, those products which the Company, CCI or any other Related Entity sold, resold, serviced, leased, rented, distributed or maintained at any time during the term of your employment with the Company, CCI or any other Related Entity (whether such employment was before or after the date of this letter), and (ii) during the Restricted Period, those products which the Company, CCI or any other Related Entity sold, resold, serviced, leased, rented, distributed or maintained at any time during the two
(2) year period immediately prior to the date of termination of your employment with the Company, CCI and the Related Entities.

            (i) "Supplier" means (i) during the term of your employment with the Company, CCI or any other Related Entity, any Person which, at any time during the term of


                                       4.
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      your employment by the Company, CCI or any other Related Entity
      (including, without limitation, your employment by the Company prior to the date of this letter), sold products or services to the Company, CCI or any other Related Entity, or and (ii) during the Restricted Period, any Person which, at any time during the 2 year period immediately prior to the date of termination of your employment with the Company, CCI and the Related Entities (including, without limitation, your employment by the Company prior to the date of this letter), sold products or services to the Company, CCI or any other Related Entity.

            5.2. Non-Competition. You will not during the term of your employment or any time thereafter during the Restricted Period, directly or indirectly, whether as agent, stockholder (except as the holder of not more than 5% of the stock of a publicly held company, provided you do not participate in the business of that publicly held company or render advice or assistance to
it), employee, officer, director, trustee, partner, consultant, proprietor or otherwise, except on behalf of the Company, CCI or any other Related Entity:

                  (a) Acquire an ownership interest in, engage in or render advice or assistance to any business which sells, resells, services, leases, rents, distributes or maintains any of the Subject Products or which otherwise competes with the Subject Businesses anywhere in the Restricted Territory.

                  (b) Entice or attempt to entice any of the Suppliers or Customers, or any Person with whom CCI or any Related Entity is negotiating or to whom CCI or any Related Entity has submitted a bid, so as to cause, or attempt to cause, any Supplier or Customer not to do business, or reduce its business, with the Company, CCI or any Related Entity or to purchase from any other Person any of the Subject Products.

                  (c) Hire or attempt to hire any employees, contractors or agents of the Company, CCI or any other Related Entity, or attempt to induce any of those parties to leave their employment, agency or independent contractor relationship with the Company, CCI or any other Related Entity. Nothing herein shall be construed to limit or restrict you from hiring any agent of the Company, CCI or any other Related Entity, or any person providing services to the Company, CCI or any other Related Entity as an independent contractor.

            5.3. Confidential Information. You will not, during your employment with the Company, CCI or any other Related Entity


                                       5.
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or at any time thereafter during the five (5) year period after the termination of your employment by the Company, CCI and the Related Entities, disclose any Confidential Information to any Person other than an employee or agent of the Company, CCI or any other Related Entity having the need to know that information in the ordinary course of business, or to a Person to whom a disclosure has been authorized by the Board of Directors of the Company.

            5.4. Remedies in the Event of Breach. You recognize that irreparable injury may result to the Company, CCI and the other Related Entities and their businesses and properties in the event of a breach by you of the restrictions imposed by this Paragraph 5, and your acceptance of those restrictions was a material factor in the Company's decision to employ you as provided in this letter. Your engagement in any act in violation of this Paragraph 5 will entitle the Company, in addition to any other remedies and damages available to it, to an injunction prohibiting you from engaging in those acts.

            5.5. Reasonableness of Restrictions. By entering into this Agreement, you acknowledge (i) that you are familiar with the nature of the business of the Company, CCI and CCI's subsidiary, Cady Management, Inc., and their products and services; (ii) that you have read and understand the nature and scope of the restrictions imposed by this Paragraph 5; and (iii) that the Company, CCI and the other Related Entities have invested and will continue to invest substantial effort any sums of money to develop and promote their products and services and the goodwill of their respective businesses. YOU THEREFORE ACKNOWLEDGE AND REPRESENT THAT THE SCOPE OF THOSE RESTRICTIONS ARE APPROPRIATE, NECESSARY AND REASONABLE FOR THE PROTECTION OF THE BUSINESS, GOODWILL AND PROPERTY RIGHTS OF THE COMPANY, CCI AND ANY OTHER RELATED PARTY AND WILL NOT PREVENT YOU FROM EARNING A LIVING SUBSEQUENT TO THE DATE OF THIS AGREEMENT. Notwithstanding anything contained in this Agreement to the contrary, the terms of this Agreement do not constitute a waiver by the Company, CCI or any other Related Entity of any of their rights in, or to protect specific items of, any information or materials which constitute trade secrets, or a release or limitation of your legal obligation not to disclose or misappropriate any trade secrets of the Company, CCI or any other Related Entity at any time during or after your employment with the Company, CCI or any other Related Entity.


                                       6.
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the benefit of the successor of the Company resulting from such merger, consolidation or transfer. This letter will not be assignable by you without the prior written consent of the Company.

            6.4. Waiver of Breach. The waiver by the Company of the breach of any of the provisions of this letter will not be considered a waiver by the Company of any subsequent breach.

            6.5. Binding Effect. This letter will be binding upon and inure to the benefit of the parties to this letter and their respective heirs, successors, assigns and legal representatives.

            6.6. Partial Invalidity. If any provision of this letter is found to be invalid or unenforceable for any reason, this letter will be construed with the invalid or inoperative provision deleted and the remaining covenants, sections or portions of this Agreement will remain in full force and effect.

            6.7. Governing Law. The internal laws of Minnesota will govern this letter and all questions of its interpretation, performance, enforceability and the rights and remedies of the parties to this letter will be determined in accordance with such laws.

            If the terms and conditions of this letter are satisfactory to you, please execute it on the lines provided below and return an executed copy to the undersigned.

                                   Very truly yours,

                                   ADVANCED TELECOMMUNICATIONS, INC.

                                   By: /s/ Paul D. Cady
                                       -----------------------------
                                       Paul D. Cady, President

Accepted and agreed to as of this
1st day of July, 1996.

/s/ Clifford D. Williams
---------------------------------
Clifford D. Williams


                                       8.
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                                   SCHEDULE A

      The Company will develop a bonus plan for its fiscal year ending June 30, 1997, and each fiscal year thereafter, which will entitle you to bonuses based on (a) the Company achieving financial ratios or other financial performance measurements established by the Board, in its reasonable discretion, (b) business acquisitions consummated during the fiscal year by the Company, directly or through one of its subsidiaries, (c) the customer satisfaction level achieved by the Company for the fiscal year and (d) your job performance as determined by the Board or its Compensation Committee, in its reasonable discretion. The Board or its Compensation Committee may, in its sole discretion, establish other and/or alternative goals from time to time for determining bonuses in fiscal years beginning on or after July 1, 1997.

      The bonus plan will allow you to earn a bonus of up to 60% of your base salary if you achieve a base level of performance in all categories, up to 90% of your base salary if performance in all categories is above the budgeted/target level, and up to 120% of your base salary of performance in all categories is above the "stretch" level and significantly higher than the base level. The bonus calculation for each category will be determined by the product of the percentage applicable to the performance level achieved in each category, multiplied by the percentage weighting applicable to the category in question, multiplied by your base salary for the year. The foregoing to the contrary notwithstanding, the bonus pool established by the Company for the year will be based on a budget/target level of an appropriate measure of operating cash-flow ("Cash-Flow") of the Company for the year. If Cash-Flow falls below that level, and the final pool is therefore less than the aggregate amount of the bonuses otherwise payable by the Company to all its employees for the year based on the Company bonus schedule applicable to the employees of the Company, the amount calculated under the bonus schedule described above will be proportionately reduced along with the bonuses of other employees entitled to bonuses based on such shortfall in the bonus pool. Furthermore, a bonus will only be payable if the Company achieves Cash-Flow level base for the fiscal year, as will be defined in the annual business plan approved each year by the Board or its Compensation Committee in its reasonable discretion.


                                       9.